UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2013
TESORO LOGISTICS LP
(Exact name of registrant as specified in its charter)

Delaware	1-35143	27-4151603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828
(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors, or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Base Salary Increases

On February 8, 2013, the Chairman of the Board and independent directors, acting pursuant to authority delegated by the Board of Directors (the "Board") of Tesoro Logistics GP, LLC (the "Company"), the general partner of Tesoro Logistics LP (the "Partnership"), approved base salary adjustments for the executive officers (other than those executive officers who are also executive officers of Tesoro Corporation), effective February 10, 2013, as follows:

Executive Officers & Title	New Base Salary
Phillip M. Anderson President	$329,160
Rick D. Weyen Vice President, Operations	$291,016

2012 Incentive Compensation Payments

On February 8, 2013, the Chairman of the Board and independent directors of the Company, acting pursuant to authority delegated by the Board, approved the payment under the 2012 Incentive Compensation Program (the "2012 ICP" or the "2012 Program") for the executive officers (other than those executive officers who are also executive officers of Tesoro Corporation), as follows:

Executive Officers	2012 Annual Bonus Payment
Phillip M. Anderson	$276,583
Rick D. Weyen	$155,063

2013 Incentive Compensation Program

On February 8, 2013, the Chairman of the Board and independent directors, acting pursuant to authority delegated by the Board, approved the participation of the Company's President and Vice President of Operations in the Tesoro Corporation 2013 Incentive Compensation Program (the "2013 ICP" or the "2013 Program"). In addition, the Board approved the target payout for such officers.  Similar to the 2012 Program, the 2013 Program consists of two equally weighted components: Tesoro Corporation's overall performance and Business Unit performance outlined below. The performance results of Tesoro Corporation and the individual business units may be adjusted to take into account unbudgeted business decisions, unusual or non-recurring items, and other factors, as approved by Tesoro Corporation's Compensation Committee, to determine the total amount, if any, available under the 2013 ICP. The Chairman of the Board and independent directors of the Company have discretion to adjust individual awards, if any, for Company executives based on their assessment of an individual executive's performance relative to successful achievement of goals, business plan execution and other leadership attributes.

Component 1 - Corporate Performance - weighted as 50% of total bonus opportunity measured against target with the range of outcomes between 0% to 200%. Tesoro Corporation performance metrics include the following:

•
Achievement of earnings before interest, taxes, depreciation and amortization ("EBITDA") measured on a margin neutral basis (this is the more heavily weighted metric, constituting 50% of the bonus opportunity for the corporate performance component);

•	Safety - Targeted improvement in recordable incidents;

•	Process Safety Management - Targeted improvement in the number of process safety incidents;

•	Environmental - Targeted improvements in the number of environmental incidents; and

•	Cost Management - Measurement of non-capital cash expenditure versus budget (this metric constitutes 35% of the bonus opportunity for the corporate performance component).

Component 2 - Business Unit Performance - weighted as 50% of total bonus opportunity measured against target with the range of outcomes between 0% to 200%. Business Unit performance is measured through balanced scorecards with performance metrics including, but not limited to:

•	Safety and Environmental;

•	Cost Management;

•	Improvements in EBITDA; and

•	Business improvement and value creation initiatives.

The business units used for the executive officers (other than those executive officers who are also executive officers of Tesoro Corporation), and the target payout amounts are as follows:

Executive Officers	Business Unit	Total Target Payout Amount*
Phillip M. Anderson	The Partnership	60%
Rick D. Weyen	The majority of the business unit results are tied to the Partnership's performance and the balance is related to the performance of all of Tesoro's logistical assets (other than the Partnership and including logistical assets for which the Partnership may have a right of first refusal)	50%

*Percentage to be applied to base salary earnings during the 2013 calendar year.

Grant of Awards to Executive Officers Under the Company's 2011 Long-Term Incentive Plan

On February 8, 2013, the Chairman of the Board and independent directors, acting pursuant to authority delegated by the Board, approved the grants of performance phantom unit awards with distribution equivalent rights (the "Awards") listed below to the executive officers of the Company (with Mr. Goff abstaining from voting on his award). The awards will vest at the end of a performance period ending on December 31, 2015 and will be adjusted based on the achievement of relative total unitholder return compared to a peer group of companies. The number of performance phantom units that actually vest will range from 0% to 200% of the target number of performance phantom units granted.

Grants of Awards to Executive Officers

Executive Officers & Title	Number of Performance-Based Phantom Units
Gregory J. Goff, CEO and Chairman of the Board	39,000
Phillip M. Anderson President	5,000
Daniel R. Romasko Vice President and Chief Operating Officer	8,000
G. Scott Spendlove Vice President and Chief Financial Officer	6,000
Charles S. Parrish Vice President, General Counsel and Secretary	5,000
Rick D. Weyen Vice President, Operations	3,000

The Awards were made according to the terms of the form of performance phantom unit agreement (the "Award Agreement") pursuant to which performance phantom units may be issued under the Tesoro Logistics LP 2011 Long-Term Incentive Plan (the "Plan"), as well as the related 2013 Grant Performance Vesting Phantom Units Summary (the "Phantom Units Summary"). The Award Agreement is used to set forth the terms of grants for performance phantom units to certain participants under the Plan, including the Partnership's executive officers. The Award Agreement contemplates that individual grants of performance phantom units will vest at the end of a performance period specified in the Award Agreement based on the Partnership's performance during the performance period. The actual number of performance phantom units that vest at the end of the performance period will be determined based on the Partnership's average total unitholder return as compared to that of its peer group's average total unitholder return during the performance period, and may range from 0% to 200% of the target number of performance phantom units granted. The Partnership's peer group may be determined from time to time by the Board or any committee designated by the Board to administer the Plan. Any unvested performance phantom units will be forfeited under certain circumstances regarding termination.

Each performance phantom unit granted under the Award Agreement is granted in tandem with an accompanying distribution equivalent right, which entitles the grantee to receive payments in an amount equal to any distributions made by the Partnership with respect to the Partnership's common units underlying the performance phantom units.

The foregoing description is qualified in its entirety by reference to the actual terms of the Award Agreement and Phantom Units Summary which are filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

10.1	Form of Tesoro Logistics LP 2011 Long-Term Incentive Plan Performance Phantom Unit Agreement.
10.2	Tesoro Logistics LP 2013 Grant of Performance-Vesting Phantom Units and Tandem DERs Term Sheet.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 13, 2013

TESORO LOGISTICS LP
By:	Tesoro Logistics GP, LLC
Its General Partner

By:	/s/ CHARLES S. PARRISH
Charles S. Parrish
Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit Number	Description of the Exhibit

10.1	Form of Tesoro Logistics LP 2011 Long-Term Incentive Plan Performance Phantom Unit Agreement.
10.2	Tesoro Logistics LP 2013 Grant of Performance-Vesting Phantom Units and Tandem DERs Term Sheet.